SCHEDULE 14A INFORMATION


                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement         |_| Confidential, for Use of the
|X|   Definitive Proxy Statement              Commission Only (as Permitted by
|_|   Definitive Additional Materials         Rule 14a-6(e)(2))
|_|   Soliciting Material Pursuant to
      ss.240.14a-11(c) or ss.240.14a-12


                                    AVP, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                                    AVP, INC.


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                          TO BE HELD ON AUGUST 23, 2005

To Stockholders of AVP, Inc.:

      The 2005 Annual Meeting of AVP Stockholders will be held at AVP's offices, 6100 Center Drive, Suite 900, Los Angeles, CA 90045 on August 23, 2005 at 10:00 a.m., to act on the following matters:

(1)   Election of six directors;

(2) Ratification of the appointment of Mayer Hoffman McCann, P.C., as independent accountants for the year ending December 31, 2005;

(3) Amendment of the Certificate of Incorporation increasing the number of shares of Common Stock from 40,000,000 shares to 300,000,000 shares;


(4) Amendment of the Certificate of Incorporation to effect a reverse stock split of the outstanding Common Stock, changing each ten outstanding shares into one share;


(5)   Amendment and restatement of the Certificate of Incorporation;

(6)   Approval of the 2005 Stock Incentive Plan; and

(7) Such other matters as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Stockholders who owned Common Stock, Series A Convertible Preferred Stock, or Series B Convertible Preferred Stock at the close of business on June 28, 2005 are entitled to notice of and to vote at the Annual Meeting.

      All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to submit your proxy as promptly as possible according to the enclosed instructions, whether or not you plan to attend the meeting. Submission of a proxy does not disqualify a stockholder from attending the meeting and voting in person.

                                  By Order of the Board of Directors,

                                  Andrew Reif,
                                  Secretary


Dated: July 18, 2005

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD, AND RETURN IT IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE, IF MAILED IN THE UNITED STATES.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.................3

CHANGE IN CONTROL..............................................................5

PROPOSAL 1  ELECTION OF DIRECTORS..............................................6

EXECUTIVE COMPENSATION.........................................................9

PROPOSAL 2  RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS............14

PROPOSAL 3  APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION.............16

PROPOSAL 4  AMENDMENT TO AVP'S CERTIFICATE OF INCORPORATION TO EFFECT
            A REVERSE STOCK SPLIT.............................................18

PROPOSAL 5  AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF
            INCORPORATION.....................................................23

PROPOSAL 6  APPROVAL OF THE 2005 STOCK INCENTIVE PLAN.........................24

OTHER MATTERS.................................................................27

ANNEX A  AUDIT COMMITTEE CHARTER  AVP, INC...................................A-1

ANNEX B  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION...................B-1

ANNEX C  2005 STOCK INCENTIVE PLAN...........................................C-1

                                    AVP, INC.
                          6100 CENTER DRIVE, SUITE 900
                              LOS ANGELES, CA 90045
                                 (310) 426-8000

                                 PROXY STATEMENT
                                       FOR
                       2005 ANNUAL MEETING OF STOCKHOLDERS

General

      The enclosed Proxy is solicited on behalf of the board of directors of AVP, Inc. for use at the Annual Meeting of Stockholders to be held on August 23, 2005 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at AVP's principal offices, located at 6100 Center Drive, Suite 900, Los Angeles, CA 90045. The telephone number at that address is (310) 426-8000.

      July 18, 2005 is the approximate date that this proxy statement and form of proxy were first sent to stockholders.

Record Date and Shares Outstanding

      At the close of business on the record date, July 6, 2005, AVP had outstanding, 30,036,078 shares of Common Stock, each entitling its holder to one vote; 334,485 shares of Series A Convertible Preferred Stock, each entitling its holder to 243 votes; and 116,412 shares of Series B Convertible Preferred Stock, each entitling its holder to 2,340 votes.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to AVP a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. A stockholder's mere presence at the Annual Meeting will not revoke any proxy previously given.

Voting Procedures

      General. Your shares will be voted in accordance with your voting instructions on your form of proxy. If you submit a signed proxy, but do not mark your instructions, your shares will be voted as follows:

      o FOR election of the director nominees listed in this proxy statement;

      o FOR ratification of the appointment of Mayer Hoffman McCann, P.C. as independent accountants for the year ending December 31, 2005;

      o FOR amendment of the Certificate of Incorporation increasing the number of shares of Common Stock from 40,000,000 shares to 300,000,000 shares;

      o FOR amendment of the Certificate of Incorporation effecting a reverse stock split of the outstanding Common Stock, changing each ten outstanding shares into one share;

      o     FOR amendment and restatement of the Certificate of Incorporation;

      o     FOR approval of the 2005 Stock Incentive Plan; and

      o At the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

      Submission of Proxies. We encourage you to sign, date, and return the proxy card, even if you plan to attend the Annual Meeting, so that your shares will be voted if you are unable to attend the meeting. If you attend the Annual Meeting and wish to vote in person, we will provide you with ballots at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record, and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you will need to bring with you to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Solicitation of Proxies

      The cost of this solicitation will be borne by AVP. In addition to solicitation by mail, proxies may also be solicited by AVP's directors, officers, or regular employees, without additional compensation, personally, or by telephone, telecopier or email. AVP may reimburse brokerage firms and other custodians for their reasonable out-of-pocket costs in forwarding these proxy materials to stockholders. AVP has retained D.F. King to assist in soliciting proxies, for fees expected to total approximately $2,500, plus reasonable out-of-pocket expenses.

Quorum; Abstentions; Broker Non-votes

      The presence in person or by proxy of holders of shares entitling them to cast a majority of votes entitled to be cast at the meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares that are voted "FOR," "AGAINST," or "ABSTAIN" on any matter are treated as present at the meeting for purposes of establishing a quorum with respect to each matter to be considered.

      An abstention will have the same effect as a vote against a proposal.

      A broker non-vote will not affect the outcome of any vote on proposals one, two, and six, but will have the same effect as a vote against proposals three, four, or five.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of July 6, 2005, the beneficial ownership, as defined in Securities and Exchange Commission Rule 13d-3, of AVP voting securities, by each director and executive officer, all directors and executive officers as a group, and each person known by management to be a beneficial owner of more than 5% of any class of voting securities. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment powers with respect to the shares indicated.

----------------------------------------------------------------------------------------------------------------------
                                    Series A Preferred Stock
                                              (*)               Series B Preferred Stock        Common Stock (1)
---------------------------------- --------------------------- --------------------------- ---------------------------
                                      Number       Percent        Number       Percent        Number       Percent
                                    of Shares      of Class     of Shares      of Class     of Shares      of Class
---------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
Leonard Armato (2)(3)                 73,901        22.09          -0-           -0-        82,626,378         73.34
---------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
Bruce Binkow (2)(4)                    -0-           -0-           -0-           -0-        18,951,776         38.69
---------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
Philip Guarascio (2)(4)                -0-           -0-           -0-           -0-         1,603,009          5.07
---------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
Scott Painter (2)(4)                   -0-           -0-           -0-           -0-         7,749,448         20.51
---------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
Andrew Reif (2)(4)                     -0-           -0-           -0-           -0-        10,753,136         26.36
---------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
Thomas Torii(2)(4)                     -0-           -0-           -0-           -0-           375,000          1.23
---------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
Jeffrey Wattenberg (2)(5)              -0-           -0-           -0-           -0-         6,170,570         17.04
---------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
Roger L. Werner, Jr.(6)                -0-           -0-           -0-           -0-           250,000            **
---------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
All directors and executive
   officers as a group,
   including those named
   above (8 persons)                  73,901        22.09          -0-           -0-        127,654,317        80.95
---------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
AEG (7)                                -0-           -0-           -0-           -0-         11,292,614        27.32
---------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
BBVA (8)                               -0-           -0-           -0-           -0-          8,954,550        28.14
---------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
Crestview Capital (9)                  -0-           -0-          9,472         25.32         8,952,120        22.96
---------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
Highbridge (10)                        -0-           -0-          9,472         25.32         8,952,120        22.96
---------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
FOX (11)                              69,078        20.65          -0-           -0-         16,785,954        35.85
---------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
NBC (12)                              26,280         7.86          -0-           -0-          6,386,040        17.53
----------------------------------------------------------------------------------------------------------------------

* To be converted into common stock automatically upon authorization of sufficient shares.

** Less than 1%.

(1) Includes shares issuable upon conversion of Series A Preferred Stock and Series B Preferred Stock reflected in the table opposite the identified person or group, as well as exercise of currently exercisable stock options or warrants to acquire shares, as set forth in the succeeding notes. In accordance with SEC rules, each owner's or group's percentage is computed assuming conversion or exercise of only that person's convertible securities, options, or warrants.

(2) Address is c/o AVP Pro Beach Volleyball Tour, Inc., 6100 Center Drive, Suite 900, Los Angeles, CA 90045.

(3) Common stock includes 64,668,401 shares issuable upon exercise of currently exercisable stock options and a warrant.

(4) All shares of common stock are issuable upon exercise of currently exercisable stock options and warrants.

(5) Common stock includes 5,345,570 shares issuable upon exercise of currently exercisable stock options and a warrant.

(6) All shares of common stock are issuable upon exercise of a currently exercisable warrant.

(7) The stockholder's address is 1100 South Flower Street, Suite 300, Los Angeles, CA 90015. All shares of common stock are issuable upon conversion of a convertible note.

(8) The stockholder's address is Castellana, 81, Planta 22, Madrid, Spain 28046. Common stock includes 1,790,910 shares issuable upon exercise of currently exercisable warrant.

(9) The stockholder's address is 95 Revere Drive, Suite A, Northbrook, IL 60062. Common stock includes 1,790,424 shares issuable upon exercise of a currently exercisable warrant.

(10) The stockholder's address is 9 West 57th Street, 27th Floor, New York, NY 10019. Common stock includes 1,790,424 shares issuable upon exercise of a currently exercisable warrant.

(11) The stockholder's address is c/o Fox Sports Net, 10201 W. Pico Boulevard, Building 101, Suite 5420, Los Angeles, CA 90035.

(12) The stockholder's address is National Broadcasting Company, Inc., 30 Rockefeller Plaza, New York, NY 10112.

                                CHANGE IN CONTROL

      On February 28, 2005, a wholly owned subsidiary of AVP, formerly known as Othnet, Inc. ("Othnet"), merged (the "Merger") into AVP Pro Beach Volleyball Tour, Inc., a Delaware corporation formerly known as Association of Volleyball Professionals, Inc. (the "Association"), pursuant to an Agreement and Plan of Merger dated June 29, 2004, as amended (the "Merger Agreement"). Before the Merger, the name of the wholly owned subsidiary that merged with the Association was Othnet Merger Sub, Inc. As a result of the Merger, the Association became AVP's wholly owned subsidiary, and, in exchange for their Association common stock, the Association's former stockholders received AVP Series A Preferred Stock.

      Pursuant to the Merger Agreement, on February 28, 2005, Mr. Jeffrey Wattenberg, sole director and officer of AVP, resigned his offices, except as a director; elected as executive officers the individuals identified as executive officers in this Proxy Statement (except for Mr. Torii, who subsequently was so designated by AVP's board of directors); and elected as additional directors the individuals identified as directors in this Proxy Statement, effective March 25, 2005 (except for Mr. Werner, who subsequently was so designated by AVP's board of directors). As a result of his resignation and election of the identified new executive officers, control of AVP changed from Mr. Wattenberg, alone, to him and the executive officers he elected. Upon the election of additional directors, control of AVP changed to Mr. Wattenberg, the other directors, and the executive officers. The beneficial ownership of AVP voting securities of the foregoing individuals is set forth in the immediately preceding table and notes. These individuals received their securities in exchange for their AVP securities, pursuant to the Merger, except that Mr. Wattenberg received his securities from AVP, as compensation, and the warrants referred to in the notes ("Management Warrants") were issued following the Merger, pursuant to the Merger Agreement, to purchase the indicated number of shares: Mr. Armato, 15,021,565; Mr. Binkow, 3,468,860; Mr. Guarascio, 383,801; Mr. Painter, 6,540,240; Mr. Reif,
1,934,244; Mr. Torii, 250,000; Mr. Wattenberg, 3,345,570; Mr. Werner, 250,000.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

Nominees of the Board of Directors

      A board of six directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom currently are directors. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee whom the board of directors designates to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. Directors are elected by plurality vote for one-year terms and until their successors are elected and qualified.

      The names of the nominees, and certain information about them as of the record date, are set forth below.

                                                                                        Has served as
Name of Nominee                                       Position and age                 director since
---------------                                       ----------------                 --------------
Leonard Armato (1)                     Chief Executive Officer and Chairman of the     March 25, 2005
                                       Board of Directors; 52
Bruce Binkow (1)                       Chief Marketing Officer and Director; 48        March 25, 2005
Philip Guarascio (2)                   Director; 63                                    March 25, 2005
Scott Painter (2)                      Director; 36                                    March 25, 2005
Jeffrey Wattenberg (2)                 Director; 49                                    2002
Roger L. Werner, Jr.                   Director; 55                                    July 6, 2005
-----------------------------------------------------------------------------------------------------

      (1) Term as executive officer commenced February 28, 2005.

      (2) Member of Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

      Leonard Armato, our Chief Executive Officer and Tour Commissioner, has been Chairman, Chief Executive Officer, Tour Commissioner and a director of the Association since 2001. Previously, Mr. Armato was Chief Executive of Management Plus Enterprises, Inc. ("MPE"), a sports representation and marketing firm owned by Mr. Armato. Mr. Armato founded MPE in 1988.

      Bruce Binkow, our Chief Marketing Officer, has been Chief Marketing Officer and a director of the Association since 2001. From 1996, Mr. Binkow worked as executive vice president at MPE, a sports representation and marketing firm owned by Mr. Armato. Mr. Binkow was Executive Vice President of Marketing at Playboy Enterprises, Inc., a media company, from 1987 to 1991.

      Philip Guarascio has been a member of the board of directors of the Association since May 2002. Mr. Guarascio has been a consultant for the National Football League since October 2000 and has been a consultant for the William Morris Agency, a talent agency, since October 2001. In 2000, he retired as Vice President of Marketing and Advertising for General Motors' North American operations.

      Scott Painter has been a member of the board of directors of the Association since May 2002. He was a founder and former Chief Executive Officer of CarsDirect.com, an online car dealership, from October 1998 to May 2000. From May 2000 until May 2001, Mr. Painter was Chairman and Chief Executive Officer of Direct.com, an online retailer of high-end consumer goods. From May 2001 until March 2003, Mr. Painter was Founder and Chairman of Build-To-Order, Inc., a start up car company seeking to outsource the engineering and manufacture of production vehicles. Mr. Painter is currently the Chairman and Chief Executive Officer of Zag.com, an on-line automotive retailer and lead generation company.

      Jeffrey Wattenberg was president, secretary, and director of AVP from May 2002 until February 28, 2005 and is a director of the Association. For the last five years, he has been a private investor and has served as an independent consultant to various entities seeking to raise venture capital.

      Roger L. Werner, Jr. founded both Speedvision (now Fox's Speed Channel) and Outdoor Life Network and served as President and CEO of both cable networks from 1995-2001. Previously, Mr. Werner, Jr. was a management consultant at McKinsey & Company and served as Chief Operating Officer of ESPN from 1982-1990. Mr. Werner has been Chairman of WATV, Inc., an event and television production company, since 2003.

      Leonard Armato, Bruce Binkow, Philip Guarascio, Scott Painter and Andy Reif have agreed, for two years after the close of the Merger, to use their best efforts to nominate Mr. Wattenberg as a director candidate. In addition, Mr. Amato has agreed to vote his shares for Mr. Wattenberg's election as a director.

      Pursuant to the terms of the Merger Agreement, AVP agreed to permit Corwin Corpuz to be an observer at AVP's board of directors meetings for as long as Mr. Wattenberg is elected a director.

      No director or executive officer of AVP is related to any other director or executive officer of AVP by blood or marriage.

Executive Officers

      Information regarding Mr. Armato and Mr. Binkow is set forth above. In addition, Andrew Reif and Thomas Torii are executive officers.

      Andrew Reif, 40, our Chief Operating Officer, Chief Financial Officer, and Secretary has been Chief Operating Officer and Chief Financial Officer since 2005 and Chief Operating Officer and Chief Financial Officer of the Association since 2001. As Co-President of Baldwin/Cohen Productions, a motion picture and television programming production company, Mr. Reif supervised the development and production of motion pictures and television productions, from 1999 to 2000. From 1995 to 1999, Mr. Reif was a Vice President at International Creative Management, a talent agency.

      Thomas Torii, 38, has been the Association's controller since 2002 and was designated AVP's controller and principal accounting officer in 2005. Previously, Mr. Torii was Director of Finance for The Jim Henson Company, a motion picture and television production company, beginning in 2001 and Director of Accounting at Twentieth Century Fox Corporation, a media company, from 1999 to 2001.

      Executive officers are appointed for one-year terms and until their successors have been elected and qualified.

Board Meetings and Committees

      During 2004, AVP's board of directors, which consisted solely of Mr. Wattenberg, did not meet.

      The Audit Committee of the board of directors consists of Messrs. Guarascio, Painter, and Wattenberg. The Audit Committee recommends engagement of the independent auditors, approves services performed by the auditors, and reviews and evaluates the quality of AVP's financial reporting. Mr. Guarascio is "independent" as defined by the Nasdaq Stock Market. Currently, the Audit Committee does not have an "audit committee financial expert" as defined in SEC Regulation S-B, Item 401(e). Because the current board of directors has been constituted for only a brief time, there has been insufficient time to identify an audit committee financial expert willing to serve on our board of directors. The board of directors has adopted an Audit Committee charter, attached to this Proxy Statement as Annex A, also is available to AVP's website, www.avp.com.

      The Compensation Committee of the board of directors consists of Messrs. Guarascio, Painter, and Wattenberg. Mr. Guarascio is "independent" as defined by the Nasdaq Stock Market. The Compensation Committee reviews and makes recommendations to the full board of directors regarding the compensation of AVP's executive officers and administers AVP's stock benefit plans.

      The Nominating and Corporate Governance Committee ("Nominating Committee") of the board of directors consists of Messrs. Guarascio, Painter, and Wattenberg. Mr. Guarascio is "independent" as defined by the Nasdaq Stock Market. The Nominating Committee assists the board of directors in its responsibility for identifying qualified board of director candidates, assesses the performance of the board of directors, and advises generally regarding corporate governance matters.

      The board of directors has adopted Compensation Committee and Nominating and Corporate Governance Committee charters, which are available at AVP's website, www.avp.com.

Nominations by Stockholders

         Stockholders wishing to propose a director candidate must send the recommendation to AVP by the month and day that is the same month and day that was 120 days before the date of the annual meeting immediately preceding the annual meeting at which the candidate is proposed to be elected, c/o Secretary, AVP, Inc., 6100 Center Drive, Suite 900, Los Angeles, CA 90045, accompanied by:

      o Evidence that the writer is a stockholder, sufficient for purposes of SEC Rule 14a-8;

      o     The name and contact information of the candidate; and

      o A statement signed by the candidate that the candidate is willing to be considered for nomination by the committee and willing to serve as a director, if nominated and elected.

      AVP's Secretary will send its standard director questionnaire to the candidate, and, if returned, fully and accurately completed, by the month and day that is the same month and day that was 90 days before the date of the annual meeting immediately preceding the annual meeting at which the candidate is proposed to be elected, the Secretary will forward the recommendation, accompanying documents, and the questionnaire to the Nominating Committee for consideration.

      AVP may also require any proposed nominee to furnish such other information as AVP or the Nominating Committee may reasonably require to determine the eligibility of the nominee to serve as a director. In performing its evaluation and review, the Nominating Committee does not differentiate between candidates proposed by stockholders and other proposed nominees, except that the Nominating Committee may consider, as one of the factors in its evaluation of stockholder recommended candidates, the amount and duration of the stock holding of the recommending stockholder or stockholder group.

         The committee applies the following criteria in considering director candidates:

      o Independence. Whether non-management candidates may be considered "independent" under any applicable stock market rules; under securities and tax laws; or for any other purpose. The Committee also considers whether a candidate might be subject to any conflict of interest.

      o Corporate Governance. Whether the candidate recognizes the role of directors in representing the interests of stockholders, generally, and not of any particular stockholder or group of stockholders; whether the director demonstrates familiarity and intention to fulfill the fiduciary duties of directors and appears open and candid; whether the director understands the differences in functions of the board of directors and management.

      o Judgment and Knowledge. Whether the candidate demonstrates sound business judgment and ability to assess AVP's strategy and business plans, evaluate management, and decide other board-level issues; whether the candidate demonstrates expertise in one or more of the following areas:

            o     televised entertainment, particularly sports;

            o     marketing, advertising, or promotion;

            o     accounting and finance;

            o     management;

            o     international business; and

            o     risk management.

      o Communication Skills. The candidate's communications skills; willingness to voice his own views; ability to listen to views of others dispassionately; and ability to express and bring to bear his expertise regarding AVP matters.

      o Professional Status. The candidate's record as a business manager and reputation for integrity; whether the candidate has the respect of his business and community peers; whether the candidate's board membership would enhance AVP's reputation.

      In addition, the Nominating Committee considers any other factors it deems appropriate.

      To date, the Nominating Committee has not retained or paid any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, although it may do so in the future. The Nominating Committee did not receive any stockholder recommendations for nomination to the board of directors in connection with this year's Annual Meeting, and this year's nominees for director are all currently directors of AVP.

Audit Committee Report

      The Audit Committee was appointed shortly before the due date for AVP's Annual Report on Form 10-KSB for the year ended December 31, 2004 and did not act separately from the entire board of directors in reviewing the audited financial statements. The board of directors reviewed the financial statements with management and has received from Mayer Hoffman McCann, P.C., AVP's independent accountants, the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), but did not discuss with Mayer Hoffman the matters required to be discussed by SAS 61 (Codification of Statements of Auditing Standards, AU ss.
380) or discuss Mayer Hoffman's independence. However, the board had no basis to believe that Mayer Hoffman was not independent. Based on its review, the board of directors determined that the financial statements should be included in the Annual Report.

Stockholder Communications; Annual Meeting Attendance

      Stockholders can send communications to the board of directors by mail, telecopier, telephone, or email, including letters, addressed, c/o Secretary, AVP, Inc., 6100 Center Drive, Suite 900, Los Angeles, CA 90045, who will forward the correspondence to the addressee. It is the policy of the board of directors that all directors should attend annual meetings. There was no annual meeting last year.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following summary compensation tables set forth information concerning the annual and long-term compensation for services in all capacities for the years ended December 31, 2004, December 31, 2003 and December 31, 2002, of those persons who were, at December 31, 2004 (i) the chief executive officer of AVP (AVP had no other officers as of that date) and (ii) the chief executive officer of the Association and each other executive officer whose annual base salary and bonus compensation exceeded $100,000 (the "Named Executive Officers"):

                           Summary Compensation Table

                                               Annual Compensation              Long Term Compensation
                                               -------------------              ----------------------

Name and Principal Position                Fiscal Year       Salary(1)         Shares Underlying Options
---------------------------------------- ----------------- --------------- ----------------------------------
Leonard Armato,                                  2004          $385,000                              -0-
Chief Executive Officer                          2003           350,000                      10,097,675
                                                 2002                -0-                             -0-
---------------------------------------- ----------------- --------------- ----------------------------------
Bruce Binkow,                                    2004          $220,000                              -0-
Chief Marketing Officer                          2003           200,000                       2,019,535
                                                 2002                -0-                             -0-
---------------------------------------- ----------------- --------------- ----------------------------------
Andrew Reif,                                     2004          $220,200                               0
Chief Operating Officer and Chief                2003           200,000                       2,019,535
Financial Officer                                2002           175,000                       5,360,351
---------------------------------------- ----------------- --------------- ----------------------------------
Thomas Torii,                                    2004          $135,000                         125,000
Chief Accounting Officer                         2003           100,000                              -0-
                                                 2002                -0-                             -0-
---------------------------------------- ----------------- --------------- ----------------------------------
Jeffrey Wattenberg,                              2004           $40,000                       2,000,000(2)
Chief Executive Officer                          2003                -0-                        825,000(3)
                                                 2002                -0-                             -0-

----------

(1) No bonuses were paid in any of the relevant years.

(2) On February 5, 2004, Mr. Wattenberg was granted an option to acquire up to 2,000,000 shares of Common Stock at an exercise price of $0.25 per share.

(3) On March 19, 2003, Mr. Wattenberg was granted 825,000 restricted shares of Common Stock. The value of the shares as of the date of grant equaled $156,750, and the value as of April 30, 2004, equaled $165,000, based on the stock prices on such dates.

Stock Option Plan

      AVP's 2005 Stock Incentive Plan, as proposed for adoption, is described under Proposal 6.

Option Grants

      The following table sets forth certain information with respect to stock options granted to the person named in the Summary Compensation Table during the fiscal year ended December 31, 2004.

                        Option Grants in Last Fiscal Year

                                                    Percent of Total
                                                   Options Granted to
                           Number of Securities    Employees in Fiscal     Exercise Price Per
                            Underlying Granted             Year                   Share             Expiration Date
                            ------------------             ----                   -----             ---------------
Jeffrey Wattenberg              2,000,000                 94.1%                  $0.25                 2/4/2009

Thomas Torii                      125,000                  5.9%                  $0.16                 4/13/2009

Option Exercises and Fiscal Year-End Values

      The following table sets forth certain information as to each exercise of stock options during the year ended December 31, 2004, by the persons named in the Summary Compensation Table and the fiscal year-end value of unexercised options:

                     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

                           Shares                         Number of Securities            Value of Unexercisable
                         Acquired on      Value          Underlying Unexercised       In-the-Money Options at Fiscal
Name                      Exercise       Realized          Options at FY-End                   Year-End (1)
----                      --------       --------          -----------------                   ------------
                                                    Exercisable    Unexercisable     Exercisable     Unexercisable
                                                    -----------    -------------     -----------     -------------
Leonard Armato                  -0-      $    0     49,646,836             -0-      $ 12,505,653          $      0

Bruce Binkow                    -0-      $    0     15,483,096             -0-      $  3,845,832          $      0

Andrew Reif                     -0-      $    0      8,818,892             -0-      $  1,770,695          $      0

Thomas Torii                    -0-      $    0        125,000             -0-      $     12,500          $      0

Jeffrey Wattenberg              -0-      $    0      2,000,000             -0-      $         -0-         $      0

(1) There was no public market for the Association's Common Stock as of December 31, 2004 with respect to which stock options held by the current CEO and other executive officers was exercisable. Except with respect to Mr. Wattenberg, amounts shown are provided on a pro forma basis, using the excess of AVP's closing stock price on December 31, 2004 over the exercise prices of stock options held at that date by AVP's CEO and other current executive officers, after adjustment for the Merger.

Executive Officer Employment Agreements

      Pursuant to the merger agreement, the Association entered into employment agreements with Messrs. Leonard Armato, the Association's CEO and Chairman and a director; Bruce Binkow, Chief Marketing Officer and a director; and Andrew Reif, Chief Operating Officer, Chief Financial Officer, and Secretary. Mr. Armato's at-will employment agreement provides for an annual salary of $350,000; an annual bonus in the range of fifty percent (50%) of annual salary (based on certain to-be-determined milestones); health and disability insurance; a $1,000,000 term life insurance policy; and a monthly car allowance in the amount of $1,000. In the event that Mr. Armato's employment is terminated other than for good cause, he will receive a payment of one year's base salary. Messrs. Binkow's and Reif's employment agreements are of substantially the same form as Mr. Armato's, except that the salaries are $250,000 and $240,000, respectively.

      Pursuant to a provision of the Merger Agreement authorizing allocation of the Management Warrants, the executive officers have been granted four-year Management Warrants to purchase the indicated numbers of shares, at an exercise price of $0.22 per share (equal to 110% of the market price of a share on the date of grant): Mr. Armato, 15,021,565; Mr. Binkow, 3,468,680; Mr. Reif, 10,753,136; Mr. Torii, 250,000. The executive officers also participate in a profit sharing pool equal to ten percent (10%) of our EBITDA.

Employee Pension Plan

      AVP offers its full-time employees a 401k Plan administered by AVP's payroll provider. AVP does not currently make any contributions on behalf of employees.

Compensation of Directors

      Our directors currently do not receive regular compensation for service on our Board of Directors or any committee thereof. In consideration of board service, Management Warrants to purchase the indicated number of shares have been allocated to non-management directors, as follows: Mr. Guarascio, 393,801; Mr. Painter, 1,268,108; Mr. Wattenberg, 3,345,570; Mr. Werner, 250,000. The
board is considering plans for regular compensation of non-management directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Mr. Armato is the sole owner of MPE, which owned MPE LLC prior to its sale to the Association. MPE entered into an agreement with the Association on August 15, 2001 pursuant to which MPE was engaged to secure sponsorship agreements in return for a commission (the "Sales Agreement"). The Sales Agreement remained in place through December 31, 2002, and MPE was projected to earn approximately $1.6 million in commissions through 2005 based upon the sponsorship agreements secured by MPE during the term of the Sales Agreement. MPE assigned the Sales Agreement to MPE LLC in 2003. MPE LLC was subsequently acquired by the Association in 2003 for a convertible promissory note with a principal amount of approximately $1.4 million, of which $250,000 was paid from the proceeds of the units private placement that closed concurrently with the Merger closing. The remaining balance will be paid one year from the closing date of the offering.

      Mr. Painter, a member of the Board of Directors, entered into a consulting agreement with us, whereby he will be compensated as a financial advisor in specified areas relating to our operations and fund-raising efforts. For his services, Mr. Painter received compensation equal to $150,000 in cash and received a Management Warrant to purchase a total of 5,272,132 shares of common stock (in addition to a Management Warrant granted in respect of board service, as stated above).

      For one year following the close of the merger on February 28, 2005, we have retained a firm controlled by Jeffrey Wattenberg, a member of our Board of Directors, for a $20,000 monthly fee for consulting, advisory, and investor relations services. Pursuant to the Merger Agreement, Mr. Wattenberg was granted a Management Warrant to purchase 3,345,570 shares.

      NBC distributes our programming on broadcast television, and Fox distributes our programming on cable television. NBC and Fox own Series A Preferred Stock convertible into 17.5% and 35.9%, respectively, of the common stock that would be outstanding following such conversion (assuming conversion of only their Series A Preferred Stock), which we have agreed to register for resale at the same time we register the common stock underlying the Series B Preferred Stock for resale.

      We entered into a two-year agreement with AEG for AEG to provide all merchandising services on our behalf at our tournaments, as well as to host our online store and assume responsibility for fulfillment. AEG is the holder of a note that is convertible into 27.3% of the common stock that would be outstanding following such conversion (assuming conversion of only the note), which we have agreed to register for resale at the same time we register the common stock underlying the Series B Preferred Stock for resale.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires AVP's officers and directors, and persons who own more than 10% of any class of equity securities registered under the Exchange Act, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish AVP with all copies of
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons required for those persons, AVP believes that all filing requirements have been timely satisfied.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES.

                                   PROPOSAL 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      Selection of Mayer Hoffman McCann, P.C. as AVP's independent public accountants, for the year ending December 31, 2005, is being submitted for ratification by the stockholders at the Annual Meeting. A representative of Mayer Hoffman is expected to be present at the Annual Meeting via conference telephone, may make a statement if wishing to do so, and will be available to respond to appropriate questions.

      If stockholders fail to ratify the selection of Mayer Hoffman, the Audit Committee will reconsider whether to retain the firm.

      The following table presents fees for professional audit services rendered by Mayer Hoffman for the audit of the Association's annual financial statements for the years ended December 31, 2004 and December 31, 2003 and fees billed for other services rendered by Mayer Hoffman during those periods.

                                         2004                        2003
                                      ---------                   ---------

Audit Fees                            $110,000                     $100,000
Audit-Related Fees(1)                       -0-                          -0-
Tax Fees(2)                                 -0-                          -0-
All Other Fees(3)                           -0-                          -0-
Total                                 $110,000                     $100,000

      (1) Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Association consolidated financial statements and are not reported under "Audit Fees."

      (2) Consists of fees billed for professional services rendered for tax advice, planning, and compliance.

      (3) Consists of fees for products and services other than the services described above.

Change in Independent Auditors

      On March 1, 2005, AVP replaced Malone & Bailey, PC as AVP's independent accountants. The decision was approved by AVP's board of directors.

      Malone & Bailey's reports on AVP's financial statements for the fiscal years ended April 30, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, except that the reports stated that they were prepared assuming that AVP will continue as a going concern, as to which AVP's recurring operating losses raised substantial doubt. During AVP's fiscal years ended April 30, 2004 and 2003 and the subsequent interim period preceding the termination, there were no disagreements with Malone & Bailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Malone & Bailey, would have caused Malone & Bailey to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods.

      During the two fiscal years ended April 30, 2004, AVP did not consult Mayer Hoffman regarding any matters or events set forth in Item 304 of Regulation S-B.

      The following table presents fees for professional audit services rendered by Malone & Bailey for the audit of AVP's financial statements for the two fiscal years ended April 30, 2004 and fees billed for other services rendered by Malone & Bailey during those periods.

                                      Fiscal 2004                 Fiscal 2003
                                      -----------                 -----------
Audit Fees                             $  9,245                     $  7,150
Audit-Related Fees                     $     -0-                    $     -0-
Tax Fees                               $     -0-                    $     -0-
All Other Fees                         $     -0-                    $     -0-
Total                                  $  9,245                     $  9,245

Vote Required

      A majority of the votes cast will be required to ratify the appointment of Mayer Hoffman as AVP's independent auditors for the year ending December 31, 2005.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF MAYER HOFFMAN MCCANN, P.C. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2005.

                                   PROPOSAL 3

              APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

      The board of directors has adopted a resolution proposing to amend AVP's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 40,000,000 shares to 300,000,000 shares.

Capitalization

      As a result of the proposed change, the authorized capital stock of the Company would consist of 300,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, 1,000,000 of which are designated as Series A Convertible Preferred Stock and 250,000 of which are designated as Series B Convertible Preferred Stock.

Reasons for Amending the Certificate of Incorporation

      As of the closing of the Merger described on page 5 under the caption "Change in Control," AVP lacked sufficient authorized shares to issue to former Association stockholders all of the Common Stock intended to be issued to them, so they were issued Series A Preferred Stock, instead. Each share of Series A Preferred Stock is convertible into 243 common shares. Holders of convertible debentures converted as of the closing of the Merger also were issued Series A Preferred Stock shares, in lieu of Common Stock. The Series A Preferred Stock converts automatically upon authorization of sufficient common shares.

      Concurrently with the closing of the Merger, AVP closed a private offering of 36,841 units consisting of four shares of the Series B Preferred Stock, each share convertible into 243 shares of Common Stock, and a five-year Common Stock purchase warrant to purchase up to 243 shares of Common Stock. Holders of the Series B Preferred Stock are entitled to put their shares back to AVP, if, by August 27, 2005, AVP's certificate of incorporation is not amended to increase the authorized common stock as contemplated by the proposed amendment.

      Upon giving effect to the amendment, assuming adoption of the 2005 Stock Incentive Plan pursuant to Proposal 6, but before giving effect to any reverse stock split pursuant to Proposal 4, the number of shares of Common Stock authorized would exceed the number outstanding and reserved for issuance by approximately 5,000,000 shares. The authorized shares of Common Stock in excess of those issued and reserved will be available for issuance at such times and for such corporate purposes as the board of directors may deem advisable without further action by AVP's stockholders, except as may be required by applicable laws or the rules of any trading system on which the Common Stock may be listed or traded.

Amendment to Certificate of Incorporation

      If the amendment is approved by stockholders, then the first sentence of the Fourth Article of the Certificate of Incorporation would be amended to read as provided below:

         Fourth Article

                  "The total number of shares of all classes which the Corporation is authorized to issue is Three Hundred Two Million (302,000,000) shares, of which Three Hundred Million (300,000,000) shares, par value $.001, shall be common stock, and Two Million (2,000,000) shares, par value $.001, shall be preferred stock."

Vote Required

      A majority of the votes entitled to be cast will be required to approve this amendment to the Certificate of Incorporation. Each purchaser of Series B Preferred Stock agreed and gave an irrevocable proxy to vote the purchaser's shares in favor of the amendment. Therefore, adoption of the amendment is assured.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK WHICH THE COMPANY IS AUTHORIZED TO ISSUE FROM 40,000,000 SHARES TO 300,000,000 SHARES.

                                   PROPOSAL 4

                 AMENDMENT TO AVP'S CERTIFICATE OF INCORPORATION
                         TO EFFECT A REVERSE STOCK SPLIT

      The board of directors has adopted resolutions proposing to amend AVP's Certificate of Incorporation to effect a reverse stock split of the Common Stock, if stockholders approve Proposal 3, increasing the authorized Common Stock to 300,000,000 shares. If the stockholders approve Proposal 3 and this Proposal 4, AVP will file an amendment effecting a reverse stock split changing each ten outstanding shares into one share.

Reasons for the Reverse Stock Split

      The board of directors believes that, if the authorized Common Stock is increased to 300,000,000 shares, it will be advisable and in AVP's best interests to effectuate a reverse split of AVP's outstanding Common Stock. Also, AVP agreed to effectuate a reverse split in connection with the private offering described under Proposal 3. The board of directors believes that a reverse split would increase the price of the Common Stock, which, the board of directors believes, would improve its value as a currency for financings or acquisitions. At this time, AVP has no specific plan to raise money or make an acquisition.

Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of the Common Stock (the aggregate value of all the Company's Common Stock at the then market price) after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of the Company's Common Stock following the reverse stock split will either equal or exceed the current per share market price.

      There can be no assurance that the reverse stock split will increase the market price of our Common Stock or that any increase will be proportional to the reverse-split ratio. For example, using the $0.1557 per share closing price of our Common Stock on July 11, 2005, there can be no assurance that the post-split market price of our Common Stock would be $1.55 or greater. Accordingly, the total market capitalization of our Common Stock immediately after the reverse stock split or at any time thereafter could be lower than the total market capitalization before the reverse stock split.

The percentage decline in the market price of our Common Stock after the reverse stock split might be greater than it would have been in the absence of a reverse stock split, and the liquidity of our Common Stock could be adversely affected following such a reverse stock split.

      If the reverse stock split is effected, and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our Common Stock, however, will reflect our performance, as well as other factors unrelated to the number of shares outstanding. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. Reducing the amount of shares available for trading can reduce the shares' liquidity, although the board of directors expects that this effect would not occur in this particular case.

Any increased per-share stock price resulting from the reverse stock split might not make our shares more attractive to investors, so the reverse stock split might not improve the trading liquidity of our Common Stock.

      Although the board of directors believes that a higher stock price might help generate increased investor interest in our shares, there can be no assurance of such an outcome, so greater trading in our stock, and the increased liquidity in the market for our stock that we hope greater trading will engender, might not materialize.

Effects of the Proposed Amendment

      If implemented, the reverse stock split will be effected simultaneously for all shares of Common Stock, at the same ratio. The reverse stock split will affect all holders of our Common Stock uniformly and will not affect any stockholder's percentage ownership interest or voting power, except insofar as the reverse stock split would result in any holder's receiving cash in lieu of a fractional share. As described below, holders of our Common Stock otherwise entitled to fractional shares as a result of the reverse stock split will receive cash, instead. In addition, the reverse stock split will not affect any stockholder's proportionate voting power (subject to the treatment of fractional shares). Because this amendment does not reduce the number of authorized shares of Common Stock, the number of shares that the board of directors can authorize to be issued without further stockholder action will increase substantially. However, the Board of Directors proposes to reduce the Common Stock authorization to 80,000,000 as part of the amendment and restatement of the Certificate of Incorporation to be submitted to stockholders pursuant to Proposal 5. AVP has no current plan, proposal, or arrangement (written or otherwise) to issue any additional shares other than pursuant to outstanding securities convertible into or exercisable for Common Stock and the 2005 Stock Incentive Plan being submitted to stockholders for approval.

      The principal effects of the reverse stock split will be that:

            o the number of shares of Common Stock issued and reserved for issuance will be reduced from approximately 295 million shares to approximately 29.5 million shares;

            o proportionate adjustments will be made to the per-share exercise price and the number of shares covered by outstanding options and warrants to buy Common Stock, so that the total prices required to be paid to fully exercise each option and warrant before and after the reverse split will be approximately equal; and

            o proportionate adjustments will be made to the number of shares of Common Stock into which each share of Series A Preferred Stock and Series B Preferred Stock will be convertible.

      Upon effectiveness of the reverse stock split, each certificate representing pre-split shares will be deemed to represent only the number of post-split shares and the right to receive the amount of cash for any fractional shares as a result of the reverse stock split, as follows:

Fractional Shares

      You will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective date at the then prevailing prices on the open market, on behalf of those holders who would otherwise be entitled to receive a fractional share. We expect the transfer agent to conduct the sale in an orderly fashion and that it may take several days to sell all of the aggregated fractional shares of Common Stock. After completing such sale, you will receive a cash payment from the transfer agent in amount equal to your pro rata share of the total net proceeds of that sale. No transaction costs will be assessed on this sale; however, the proceeds will be subject to federal income tax. In addition, you will not receive interest for the period between the effective date of the reverse stock split and the date you receive your payment for the cashed-out fractions. The payment amount will be paid to the holder in the form of a check in accordance with the procedures outlined below.

      Banks, brokers, or other nominees will be instructed to effect the reverse stock split for their beneficial owners of our Common Stock held in "street name." However, these banks, brokers, or other nominees may have different procedures for processing the reverse stock split. If you hold your shares with a bank, broker, or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

      If you do not hold at least ten shares, you will receive cash in lieu of a fractional share, and you would no longer own any AVP shares. If you want to receive at least one share in the reverse stock split, to continue to hold Common Stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance, so that it is completed by the effective date:

            o purchase a sufficient number of shares of Common Stock so that you hold at least an amount of shares of the Company's Common Stock in your account prior to the reverse stock split that would entitle you to receive at least one share of the Common Stock on a post-reverse stock split basis; or

            o if applicable, consolidate your accounts so that you hold at least an amount of shares of Common Stock in one account prior to the reverse stock split that would entitle you to receive at least one share of Common Stock on a post-reverse stock split basis. Shares held in registered form (that is, shares held by you in your own name in our stock records maintained by our transfer agent) and shares held in "street name" (that is, shares held by you through a bank, broker, or other nominee) for the same investor will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.

Effect on Certificated Shares

      If you hold any of your shares in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent.

      If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under the caption Fractional Shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Federal Income Tax Consequences

      The following is a summary of certain material United States federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split. This summary is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia; an estate, the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

      Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split.

      The reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefor. In general, stockholders who receive cash in exchange for their fractional share interests in the post-reverse stock split shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split. The receipt of cash instead of a fractional share of Common Stock by a United States holder of Common Stock will result in a taxable gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional shares as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder's holding period is greater than one year as of the effective date.

      Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

Accounting Effects of the Reverse Stock Split

      The reverse stock split will not affect the par value of our Common Stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss will be restated because there will be fewer shares of Common Stock outstanding.

      Potential Anti-Takeover Effect

      The increased amount of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of Common Stock could dilute the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of our Company with another company. However, the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of Common Stock or obtain control of AVP, nor is it part of a plan by management to recommend to the board of directors and stockholders a series of amendments to our Certificate of Incorporation, except for those proposed in this proxy statement. The board of directors does not currently contemplate recommending the adoption of any other amendments to our Certificate of Incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of AVP.

No Appraisal Rights

      Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Text of Amendment

      If the reverse stock-split is approved by the stockholders, the first sentence of the Fourth Article of the Certificate of Incorporation would be amended to read as follows:

         Fourth Article

                    "The total number of shares of all classes which the Corporation is authorized to issue is Three Hundred Two Million (302,000,000) shares, of which Three Hundred Million (300,000,000) shares, par value $.001, shall be common stock, and Two Million (2,000,000) shares, par value $.001, shall be preferred stock. Each ten shares of common stock outstanding on the date that this amendment is filed with the Secretary of State shall be combined into one share of common stock. As of the close of business on the effective date of the filing and effectiveness of this amendment, each holder of record of the Corporation's common stock shall be entitled to receive, upon surrender of a stock certificate, a certificate or certificates representing one share of common stock, for every ten shares of common stock, represented by the surrendered certificate or certificates of such holder; provided, however, that no fractional shares of common stock shall be issued, and in lieu of issuing such fractional shares, the Corporation's transfer agent shall pay the holder its proportional interest in the proceeds of sale of all aggregated fractions."

Vote Required

      A majority of votes entitled to be cast will be required to approve an amendment to the Certificate of Incorporation effecting a reverse stock-split changing each ten outstanding shares of Common Stock into one share.

Recommendation of our Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECTUATE A REVERSE STOCK-SPLIT CHANGING EACH TEN OUTSTANDING SHARES OF COMMON STOCK INTO ONE SHARE.

                                   PROPOSAL 5

          AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION

      The board of directors has adopted a resolution proposing to amend AVP's certificate of incorporation decreasing the number of authorized shares of Common Stock from 300,000,000 to 80,000,000 shares, and amending and restating the Certificate of Incorporation, if stockholders approve Proposal 3, increasing the authorized Common Stock to 300,000,000 shares, and Proposal 4, effecting a reverse stock-split.

      After the reverse stock split, AVP's authorized Common Stock would exceed the 29.5 million shares outstanding and reserved for issuance by 265.5 million. This excess is far greater than AVP will need for the foreseeable future, and AVP will reduce its Delaware franchise tax by reducing the authorized Common Stock to 80,000,000.

      In addition, AVP's board of directors proposes to restate the Certificate of Incorporation to reduce the number of documents comprising it, after the amendments submitted to stockholders in Proposals 3 and 4, from five to one. Restating the entire certificate of incorporation into one document will make the Certificate of Incorporation easier to use and reduce chances of error.

      The proposed form of Amended and Restated Certificate of Incorporation is set forth as Annex B.

Vote Required

      A majority of votes entitled to be cast will be required to approve the proposed amendment and restatement of the Certificate of Incorporation.

Recommendation of our Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION DECREASING THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 300,000,000 SHARES TO 80,000,000 AND AMENDING AND RESTATING THE CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 6

                    APPROVAL OF THE 2005 STOCK INCENTIVE PLAN

      The 2005 Stock Incentive Plan is being submitted for stockholder approval. The board of directors believes that adoption of the 2005 Plan will be in the best interests of AVP by strengthening the desire of employees to continue their employment with AVP; by helping AVP attract and secure services of employees or others eligible for awards under the plan, including players, by aligning their interests with AVP's, and by securing other benefits for AVP through options and restricted stock grants to be granted hereunder.

      The essential features of the 2005 Plan are outlined below; the 2005 Plan, in its entirety, is attached as Annex C.

Plan Summary

      Types of Awards. Under the 2005 Plan, we may grant awards of stock options (including stock purchase warrants) and restricted stock grants to our officers, directors, employees, consultants, players, and independent contractors.

      Administration. The 2005 Plan may be administered by the Compensation Committee or, in absence of a Compensation Committee, the Board of Directors, or the Compensation Committee may construe and interpret the 2005 Plan, to define the terms used therein, to determine the time or times an option may be issued or exercised and the number of shares that may be exercised at any one time; to prescribe, amend, and rescind rules and regulations relating to the 2005 Plan; to approve and determine the duration of leaves of absence which may be granted to optionees or participants without constituting a termination of their employment for purposes of the 2005 Plan; and to make all other determinations necessary or advisable for the administration of the 2005 Plan.

      Number of Shares. On a post reverse-split basis, we may issue an aggregate of 30,000,000 shares of Common Stock under the 2005 Plan, including approximately 14,000,000 shares subject to Management Warrants and options converted from stock options to purchase shares of the Association, pursuant to the Merger Agreement.

      Stock Options. We may grant both incentive stock options ("incentive stock options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options, warrants, and other rights to buy Common Stock that are not qualified as incentive stock options ("non-qualified options"). No stock options may be granted at an exercise price less than the fair market value of our Common Stock on the date of grant. The exercise price of incentive stock options granted to holders of more than 10% of our Common Stock must be at least 110% of the fair market value of the Common Stock on the date of grant.

      Options and restricted stock grants granted under the 2005 Plan are not transferable, otherwise than by will or the laws of descent and distribution, and, during the lifetime of the option holder, options are exercisable only by an option holder. Options granted pursuant to the 2005 Plan terminate three months after the date of termination of employment unless the Board of Directors determines an alternative termination date, except that in the event of the death or permanent disability of the option holder, the option may be exercised by the holder (or his estate, as the case may be) until one year after the date of death or permanent disability.

      Restricted Stock. The Board of Directors or the Compensation Committee may grant restricted stock grants to individuals under the 2005 Plan, in such amounts, and subject to such terms and conditions as either the Board of Directors or the Compensation Committee may determine. The holder of restricted stock shall have the right to vote the restricted stock and to receive dividends, until such shares are forfeited.

      Duration of Options. Stock options granted under the 2005 Plan will expire no more than ten (10) years from the date on which the option is granted, unless the Board of Directors determines an alternative termination date. If incentive stock options are granted to holders of more than 10% of our Common Stock, such options will expire no more than five (5) years from the date the option is granted.

      Exercise of Options. Except as otherwise determined by the Board of Directors or the Compensation Committee, stock options granted under the 2005 Plan will vest and become exercisable on the anniversary of the date of grant of such option at a rate of twenty-five percent (25%) per year over four (4) years from the date of grant.

      Change in Control; Adjustment in Number of Option Shares. Within thirty
(30) days before the effective date of dissolution, liquidation, merger, consolidation, or sale of stock in which we are not the surviving corporation, all stock options and restricted stock grants granted under the 2005 Plan will become exercisable in full. Also, in the event the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities, whether as a result of reorganization, merger, reverse merger, recapitalization, reclassification, stock dividend, distribution, stock split, reverse split, combination of shares or other similar transaction, each share subject to an unexercised option or restricted stock grant will be substituted for the number and kind of shares of stock into which each share of outstanding Common Stock is to be changed or for which each such share is to be exchanged, and the price per share will be increased or decreased proportionately.

      Federal Income Tax Consequences. We will not, nor will the optionee, recognize taxable income or deduction for federal income tax purposes from the grant or exercise of an incentive stock option. When an optionee sells stock acquired upon exercise of an incentive stock option, the optionee will be taxed at long-term capital gain rates, if the stock has been held for at least one year and the option was granted at least two years prior to the date of sale ("Holding Period Requirements"). If the optionee fails to meet the Holding Period Requirements, the difference between the exercise price and the fair market value of the stock at the time of exercise will be taxable to the optionee as ordinary income and we will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee, if we comply with applicable withholding requirements, and if the amount qualifies as an ordinary and necessary business expense. Although the optionee will not recognize taxable income for federal income tax purposes upon the exercise of an incentive stock option, the difference between the exercise price and fair market value of the shares at the time of exercise gives rise to an adjustment in calculating alternative minimum taxable income.

      We will not, nor will the optionee, recognize taxable income or deduction from the grant of a non-qualified stock option at fair market value. At the time of exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock. We will be entitled to a deduction for tax purposes in an amount equal to the ordinary income recognized by the optionee, if we comply with applicable tax withholding requirements.

      A participant will not have taxable income upon grant of restricted stock unless he or she elects to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares received minus any amount paid for the shares.

      Amendment of Plan. The Board of Directors may at any time and from any time alter, amend, suspend or discontinue the 2005 Plan, except without stockholder approval no such action may be taken that materially increases the benefits to participants under the 2005 Plan, materially increases the number of shares to be issued, or materially modifies the requirements as to eligibility. In addition, no such action may be taken that adversely affects the rights of an optionee or participant under the 2005 Plan without his or her consent.

Other Information

      The grant of options and restricted stock under the 2005 Plan is subject to the discretion of the Compensation Committee or, in absence of a Compensation Committee, the Board of Directors. As of the date of this Proxy Statement, there has been no determination by the Compensation Committee with respect to future awards under the 2005 Plan. The table sets forth information with respect to the grant of options and restricted stock received or to be received by the indicated individuals and groups in respect of converted Association stock options and Management Warrants:

                            2005 Stock Incentive Plan

                                                         Amount of Shares
          Name of Individual and Position               Underlying Options

          Leonard Armato                                      64,668,401

          Bruce Binkow                                        18,951,776

          Andrew Reif                                         10,753,136

          Thomas Torii                                           375,000

          All current executive officers as a group (4        94,748,313
          persons)

          All current directors who are not executive         11,075,491
          officers as a group (4 persons)

          All employees, including all current officers who    2,627,749
          are not executive officers, as a group

      The closing sale price of a share of AVP Common Stock on July 11, 2005 was $0.1557 per share.

Vote Required

      A majority of the votes entitled to be cast will be required to adopt the 2005 Plan. If the Plan is not approved, it will nevertheless continue to govern the converted Association Options and Management Warrants.

Recommendation of the Board of Directors

STOCKHOLDERS SHOULD NOTE THAT BECAUSE DIRECTORS (SUBJECT TO RE-ELECTION AND STOCKHOLDER APPROVAL) HAVE IN THE PAST AND MAY IN THE FUTURE RECEIVE STOCK OPTIONS AND RESTRICTED STOCK GRANTS UNDER THE 2005 PLAN, OUR CURRENT DIRECTORS HAVE A PERSONAL INTEREST IN THE PROPOSAL AND ITS APPROVAL BY STOCKHOLDERS. HOWEVER, THE BOARD OF DIRECTORS BELIEVE THAT THE AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS.

                              STOCKHOLDER PROPOSALS

      Stockholder proposals intended for inclusion in the proxy statement for the next annual meeting must be received at our principal executive offices no later than March 20, 2006. Proposals should be addressed to our Secretary, AVP, Inc., 6100 Center Drive, Suite 900, Los Angeles, CA 90045. The persons named on the form of proxy to be sent in connection with the solicitation of proxies on behalf of AVP's board of directors for the next annual meeting will vote in their own discretion on any matter as to which AVP shall not have received notice by June 3, 2006.

                                  OTHER MATTERS

      A copy of our Annual Report on Form 10-KSB, as filed with the SEC, is available upon written or oral request and without charge to stockholders by writing to c/o Secretary, AVP, Inc., 6100 Center Drive, Suite 900, Los Angeles, CA 90045, telephone number (310) 426-8000.

      The Company did not know on the date of this proxy statement of any business to be presented at the Annual Meeting other than as set forth in this Proxy Statement. If any other matter properly comes before the Annual Meeting, the persons named on the accompanying of proxy will vote the proxy according to their best judgment.

      It is important that your stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope that has been enclosed, at your earliest convenience.

                                   The Board of Directors of AVP, Inc.


                                   By:      Andrew Reif,
                                            Secretary

Dated: July 18, 2005

                                     ANNEX A

                             AUDIT COMMITTEE CHARTER

                                    AVP, INC.

Preamble

      The Company's independent registered public accounting firms (auditor) ultimately is accountable to the Company's board of directors and Audit Committee, as representatives of the stockholders, which, as such, have the ultimate authority and responsibility to select, evaluate and, if appropriate, replace the independent auditor, subject to ratification by the Company's stockholders.

      The Committee will assist the board of directors in fulfilling its responsibilities to oversee the Company's financial and accounting operations. In performing its duties, the Committee will maintain effective working relationships with the board of directors, management, and the auditors and shall report to the board of directors from time to time regarding its activities and findings, including recommending whether the Company's audited financial statements should be included in the Company's annual report to the Securities and Exchange Commission. The Committee will confirm with the auditor its understanding that it has access to the Committee at any time.

Organization and Meetings

      Committee Composition

      The Committee shall be composed entirely of three non-management directors, or such other number as the board of directors shall from time to time designate as members of the Committee. The Committee may designate a chairman, if the members so choose.

      Meetings

      The Committee shall meet at such time and for such purposes within the scope of its authority and responsibilities as the members shall determine from time to time, but in all events shall hold regular meetings quarterly, to review the Company's earnings announcements and reports to the SEC before they are released to the public or filed with the SEC. The Committee shall meet with the auditors at each regular meeting and at any other time as the auditors may request.

Specific Responsibilities

      The Audit Committee's specific responsibilities shall include the following:

      Charter

      The Audit Committee shall review and reassess the adequacy of this charter annually.

      Audit Engagement

      The Committee shall pre-approve all audit and non-audit services to be provided by the auditors to the Company. The Committee may delegate to an independent member the authority to grant pre-approvals respecting non-audit services. For this purpose, a member is independent if the member does not receive any advisory, consulting, or other fee or compensation, except in the member's capacity as a board or committee member.

      The Committee shall not approve any proposed non-audit service that an auditor is prohibited from providing to an audit client pursuant to federal securities law.

      The Audit Committee shall require the independent auditor, at least annually, to:

            o disclose to the Audit Committee, in writing, all relationships between the independent auditor and its related entities and the Company and its related entities that in the independent auditor's professional judgment may reasonably be thought to bear on independence or is considered to impair or preclude independence under SEC rules;

            o confirm in the disclosure that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws; and

            o     discuss the auditor's independence with the Committee.

      Before each annual engagement, the Committee shall meet with the auditor to review the scope and fees of the audit and services regarding the Company's reporting of its quarterly results, and the Committee shall report to the board of director regarding the results of such review. The Committee shall seek to define the scope of engagement to include all services that the Committee and the auditor anticipate that the auditor will provide during the course of the engagement.

      Audit Oversight

      During the course of the engagement the auditor must discuss with the
Committee:

      o Quality, not just acceptability, of the Company's accounting principles. Quality includes:

            o Relevance--the usefulness of the information to predict future results because of its capacity to explain past results. Criteria for evaluating relevance include:

                  o     current trends in the market place;

                  o     transparency; and

                  o     clarity.

            o Reliability--whether the information is reasonably free from error and bias and faithfully represents what it purports to represent.

            o Comparability--whether the information enables users to identify similarities in and differences between two sets of economic phenomena.

            o Consistency--conformity of the information from period to period with unchanging policies and procedures.

      o     Internal controls:

            o Internal controls--auditor must report any changes in internal controls during the reporting period.

            o "Reportable condition"--auditor must report to the audit committee any significant deficiency in design or operation of internal controls that could adversely affect the company's ability to initiate, record, summarize, and report financial data.

      o     Significant accounting policies and practices:

            o Initial selection and changes--with regard to initial selection of and any change in an accounting policy or practice, the auditor must:

                  o     *identify selected policy and practice or change;

                  o *describe effect each alternative accounting principle would have on clarity and usefulness of financial information;

                  o *compare how financial statement amounts would be affected by various alternative policies or procedures;

                  o     discuss principles used by peer companies;

                  o     *state auditor's preferred policy or practice.

            o "Innovative" accounting--auditor must highlight use of accounting structures and policies in areas for which authoritative guidance or consensus is lacking, e.g., revenue recognition, leased employees/outsourcing, off-balance-sheet financing, lease vs. sale or purchase.

      o Management judgments and accounting estimates. Auditors must describe, present, or evaluate:

            o     processes used by management to make judgments, estimates;

            o     auditors' assessment of reasonableness of estimates;

            o     adequacy, reasonableness of reserves;

            o business trends affecting such judgments and estimates, e.g., accounts receivable, inventory aging, warranty claims;

            o factors affecting asset and liability carrying values, e.g., asset useful lives, discount rates for calculating pension obligations;

            o management's criteria for materiality and cost/benefit analysis.

      o Clarity and transparency of disclosure; related party and other unusual transactions. Auditors must evaluate:

            o     disclosure of business, market, and other risks;

            o     quality of MD&A;

            o     appropriateness of segment disclosure;

            o significant unusual transactions and structures, e.g., whether timing of transaction, special purpose entities, shared ownership of assets, is directed at achieving a particular accounting result;

            o whether terms of related party purchases/sales/leases, loans, employment of members of management's family, etc. are at arms' length;

            o appropriateness of bill and hold, extended payment terms/merchandise return arrangements; self insurance; asset dispositions with retained interests.

      o     Audit adjustments; disagreements with management:

            o Auditor must discuss any recommended adjustments, regardless whether recorded by management.

            o Even if recorded, matters underlying the adjustment might have material impact on future financial statements, although not currently material.

            o Auditor must discuss every uncorrected misstatement determined by management to be immaterial.

            o *Auditor must timely disclose all material written communications between auditor and management, e.g., management letter or schedule of unadjusted differences.

      o     Management issues--auditor must describe or present:

            o cooperation of Company personnel or difficulties encountered in connection with performing audit or review;

            o management's consultation with other accountants about auditing and accounting matters;

            o     major issues discussed with management prior to retention;

            o     assessment of Company financial, accounting personnel;

            o recommendations the independent auditor may have to improve the Company's internal financial controls, choice of accounting principles, or management reporting systems.

(* Indicates a specific requirement under the Sarbanes-Oxley Act.)

      Audit Committee Report

      The Committee will report each year in the Company's proxy statement whether:

            o the Committee has reviewed and discussed the audited financial statements with management;

            o the Committee has discussed with the independent auditors the matters required to be discussed by Statement of Accounting Standards No. 61 (Codification of Statements on Auditing Standards, AU ss. 380), as it may be modified or supplemented;

            o the Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as it may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence; and

            o based on the foregoing review and discussions, the Committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-KSB or Form 10-K. (The report shall not be deemed to be "soliciting material," or to be "filed" with the Securities and Exchange Commission or subject to SEC Regulations 14A or 14C.)

                                     ANNEX B

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                    AVP, INC.
                            (a Delaware corporation)

      AVP, Inc., a Delaware corporation, hereby certifies as follows:

      FIRST: The Corporation's name is AVP, Inc., and the Corporation was originally incorporated on May 12, 1994 under the name Malone Road Investments, Ltd.

      SECOND: The Corporation's Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

      ARTICLE ONE: The name of the Corporation is AVP, Inc.

      ARTICLE TWO: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      ARTICLE THREE: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

      ARTICLE FOUR: The total number of shares of all classes which the Corporation is authorized to have outstanding is 82,000,000 shares of which stock 80,000,000 shares, par value of $.001 each, shall be Common Stock and 2,000,000 shares, par value of $.001 each, shall be Preferred Stock, including 116,412 shares of Series B Convertible Preferred Stock ("Series B Stock"). The board of directors is expressly vested with authority to provide for the issue of Preferred Stock in series, having such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions ("Designations") as shall be stated in the resolution or resolutions providing for such issue.

      The Designations of the Series B Stock are as follows:

      1. Dividend Rights. Holders of Series B Stock shall be entitled to receive, pari passu with holders of Common Stock, all cash or in-kind dividends or distributions on an as converted basis from time to time at any time declared, set aside, or paid by the Corporation, in an amount that would have been received by the holders of Series B Stock (assuming, for purposes of the calculation, that the holders of Series B Stock had lawfully converted such Series B Stock into shares of Common Stock immediately prior to the record date for determining the holders of Common Stock entitled to receive such distribution at the then-applicable Series B Stock Conversion Rate), in each case only when, as and if declared by the Board of Directors of the Corporation (the "Board"), and, in the case of cash dividends, only out of funds that are legally available therefor. Such dividends shall be non-cumulative.

      2. Voting Rights. The Series B Stock shall vote with the shares of Common Stock of the Corporation on an as converted basis from time to time, and not as a separate class, at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as holders of Common Stock, in either case upon the following basis: each holder of shares of Series B Stock shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series B Stock are convertible (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

      In addition, the Corporation shall not, without the prior approval of the holders of at least a majority of the then issued and outstanding shares of the Series B Stock voting as a separate class:

      (a) issue or create any series or class of equity securities with rights in parity with or superior to such series or increase the rights or preferences of any series or class of equity securities having rights or preferences that are junior to such series so as to make the rights or preferences of such series or class in parity with or senior to such; or

      (b) amend, alter, or repeal the preferences, special rights, or other powers of the such so as to adversely effect the holders of such series.

      3. Liquidation Rights.

      (a) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any other stock of the Corporation, the holders of Series B Stock shall be entitled to be paid out of the assets of the Corporation, pari passu with any other series of preferred stock equal to the Series B Stock, an amount per share ("Issue Price") of Series B Stock equal to $33.93(as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus all declared and unpaid dividends on such shares of Series B Stock for each share of Series B Stock held by them.

      (b) After the payment of the full liquidation preference of the Series B Stock as set forth in Section 3(a) above, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of any preferred stock junior to the Series B Stock, if any, and to the holders of the Common Stock, and the holders of Series B Stock shall not participate in any such distribution.

      (c) The following events shall be considered a "liquidation" for purposes of this Section 3:

            (i) any consolidation, merger, reorganization, recapitalization or sale in one or more related transactions of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization or sale of securities of the Corporation, in which the stockholders of the Corporation immediately prior to such consolidation, merger, reorganization or sale, own less than fifty percent (50%) of the Corporation's voting power immediately after such consolidation, merger, reorganization or sale, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Corporation's voting power is transferred (an "Acquisition"); or

            (ii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation (an "Asset Transfer").

      (d) If, upon any liquidation, distribution, or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series B Stock of the liquidation preferences set forth in Section 3(a), then such assets shall be distributed among the holders of Series B Stock and any holders of any other preferred stock equal to the Series B Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

      4. Redemption. There shall be no obligation on the part of the Corporation to redeem any shares of Series B Stock; however, the Corporation may redeem the Series B Stock after the fifth anniversary of issuance on thirty (30) days written notice to the holders of the Series B Stock at a price per share of Series B Stock equal to the Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus all declared and unpaid dividends on such shares of Series B Stock for each share of Series B Stock held by them.

      5. Conversion Rights. The holders of Series B Stock shall have the following rights with respect to the conversion of Series B Stock into shares of Common Stock (the "Conversion Rights"):

      (a) Optional Conversion. Subject to and in compliance with the provisions of this Section 5, any shares of Series B Stock may, at the option of the holder, be converted at any time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series B Stock initially shall be entitled upon conversion shall be 24.3 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the "Series B Stock Conversion Rate").

      (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series B Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board) on the date of conversion.

      (c) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

      (d) Notices. Any notice required by the provisions of this Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

      (e) Mechanics of Conversion. Each holder of Series B Stock who converts the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for Series B Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series B Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board as of the date of such conversion), any declared and unpaid dividends on the shares of Series B Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series B Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

      (f) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date that the first share of Series B Stock is issued (the "Series B Stock Original Issue Date") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of Series B Stock, the Series B Stock Conversion Rate in effect immediately before that subdivision shall be proportionately increased. Conversely, if the Corporation shall at any time or from time to time after the Series B Stock Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of Series B Stock, the Series B Stock Conversion Rate in effect immediately before the combination shall be proportionately decreased. Any adjustment under this Section 5(f) shall become effective at the close of business on the date the subdivision or combination becomes effective.

      (g) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Series B Stock Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series B Stock Conversion Rate that is then in effect shall be increased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series B Stock Conversion Rate then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B Stock Conversion Rate shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B Stock Conversion Rate shall be adjusted pursuant to this
Section 5(g) to reflect the actual payment of such dividend or distribution.

      (h) Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time after the Series B Stock Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of Series B Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series B Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of Series B Stock or with respect to such other securities by their terms.

      (i) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Series B Stock Original Issue Date, Common Stock issuable upon the conversion of Series B Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), in any such event each holder of Series B Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series B Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

      (j) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Series B Stock Original Issue Date, there is a capital reorganization of Common Stock (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such capital reorganization, provision shall be made so that the holders of Series B Stock shall thereafter be entitled to receive upon conversion of Series B Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series B Stock after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Series B Stock Conversion Price then in effect and the number of shares issuable upon conversion of the Series B Stock) shall be applicable after that event and be as nearly equivalent as practicable.

      (k) Sale of Shares Below the Series B Stock Conversion Price.

            (i) If at any time or from time to time after the Series B Stock Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection (k) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 5(h) above, and other than a subdivision or combination of shares of Common Stock as provided in
Section 5(f) above, for an Effective Price (as hereinafter defined) per share less than the quotient obtained by dividing the Issue Price by the Series B Stock Conversion Rate ("Series B Stock Conversion Price"), then and in each such case the then existing Series B Stock Conversion Rate shall be increased, as of the opening of business on the date of such issue or sale, to a price determined by dividing the Series B Stock Conversion Rate by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (k)(ii)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series B Stock Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, and (B) the number of shares of Common Stock into which the then outstanding shares of Series B Stock could be converted if fully converted on the day immediately preceding the given date.

            (ii) For the purpose of making any adjustment required under this
Section 5(k), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and before deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

            (iii) For the purpose of the adjustment required under this Section 5(k), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Series B Stock Conversion Price, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the maximum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the maximum amounts of consideration, if any, payable to the Corporation upon the conversion thereof; provided that if in the case of Convertible Securities the maximum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the maximum amounts of consideration without reference to such clauses; provided further that if the maximum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such amount of consideration is reduced; and provided further that if the maximum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased maximum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series B Stock Conversion Rate, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series B Stock Conversion Rate as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series B Stock Conversion Rate which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series B Stock.

            (iv) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this
Section 5(k), whether or not subsequently reacquired or retired by the Corporation other than (1) shares of Common Stock issued upon conversion of the Series B Stock; (2) shares of Common Stock and/or options, warrants or other Common Stock purchase rights thereafter (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued to employees, officers or directors of, or consultants, advisors, advisory board members or committee members to, the Corporation pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; (3) shares of Common Stock issued pursuant to mergers, acquisitions or other similar transactions approved by the Board; and (4) all issuances in connection with strategic partnerships, strategic alliances, joint ventures, or any other similar transaction approved by the Board. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 5(k), into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section 5(k), for such Additional Shares of Common Stock.

      (l) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series B Stock Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of Series B Stock, if Series B Stock is then convertible pursuant to this Section 5, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series B Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Series B Stock Conversion Price at the time in effect, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series B Stock.

      (m) Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3(c)) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any Asset Transfer (as defined in Section 3(c)), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series B Stock at least ten (10) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

      6. Mandatory Conversion. At any time commencing one year after the issuance of shares of Series B Stock the Corporation may send a notice of conversion to the holders of the Series B Stock, provided: (i) all shares of Common Stock underlying the Series B Stock have been registered for resale with the Securities and Exchange Commission, and such registration statement is effective at the time such notice of conversion is sent to the holders of the Series B Stock, (ii) the Common Stock is quoted on the Over-The-Counter Bulletin Board ("OTCBB") or a similar electronic quotation system or stock exchange,
(iii) the closing price per share, or the average of the closing bid and ask price per share of Common Stock, if applicable, has been at least twice the quotient obtained by dividing the redemption price of the Series B Stock by 243 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for thirty (30) consecutive trading days prior to a notice of conversion, and (iv) the average daily trading volume of the Common Stock as reported on the OTCBB, or other electronic quotation system or stock exchange as then listed, averages at least 2,000,000 shares of Common Stock for each of the thirty (30) consecutive trading days prior to a notice of conversion, the Corporation may send the holders a notice of conversion.

      Upon the sending of such notice, all shares of Series B Stock shall be converted into Common Stock at the Series B Stock Conversion Rate then in effect (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of
Section 5(g) above. Upon such automatic conversion, the outstanding shares of Series B Stock shall be converted automatically without any further action by the holders of such shares whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

      7. No Reissuance of Series B Stock. No share or shares of Series B Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued; but shall resume the status of authorized but unissued Preferred Stock.

      8. No Preemptive Rights. No stockholders of the Corporation, including, without limitation, the holders of Series B Stock, shall have preemptive rights.

      ARTICLE FIVE: Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the bylaws of the Corporation shall otherwise provide. The number of directors of the Corporation which shall constitute the whole board of directors shall be such as from time to time shall be fixed by or in the manner provided in the bylaws.

      ARTICLE SIX: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.

      ARTICLE SEVEN: A director of the Corporation shall not be personally liable for monetary damages to the Corporation or its stockholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit.

      FOURTH: The foregoing amendment and restatement of the Certificate of Incorporation has been duly adopted in accordance with Section 245 of the General Corporation Law of Delaware.

      IN WITNESS WHEREOF, AVP, Inc. has caused this Certificate of Incorporation to be executed by Leonard Armato its Chief Executive Officer, this _____ day of _________, ______.

                                     AVP INC.,

                                     a Delaware corporation


                                     By:  /s/ Leonard Armato
                                          -------------------------------------
                                          Leonard Armato, CEO

                                     ANNEX C

                            2005 STOCK INCENTIVE PLAN

2.    PURPOSE

      AVP, Inc., a Delaware corporation (the "Company"), Stock Incentive Plan (the "Plan"), to further the interests of the Company by strengthening the desire of Employees to continue their employment with the Company, by helping the Company to attract and secure the services of Employees or others eligible for awards under the plan, including players, by aligning the interests of such Employees with the Company, and by securing other benefits for the Company through Options and Restricted Stock Grants to be granted hereunder. Options granted under the Plan are either options intending to qualify as "incentive stock options" within the meaning of Section 422 of the Code or non-qualified stock options.

3.    DEFINITIONS

      Whenever used herein the following terms shall have the following meanings, respectively:

            (a) "Act" shall mean the Securities Act of 1933, as amended.

            (b) "Board" shall mean the Board of Directors of the Company.

            (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (d) "Committee" shall mean the committee which shall be selected and designated by the Board as the "Compensation Committee," or if no committee has been appointed, reference to "Committee" shall be deemed to refer to the Board; provided, however, that the Committee shall be comprised of two or more individuals who are all "non-employee directors," within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended, and "outside directors," within the meaning of Section 1.62-27(e)(3) of the United States Treasury Regulations promulgated under Section 162(m) of the Code.

            (e) "Common Stock" shall mean the Company's Common Stock.

            (f) "Company" shall mean AVP, Inc., a Delaware corporation.

            (g) "Employee" shall mean in connection with Non-Qualified Options, Non-Qualified Stock Option Agreements, Restricted Stock Grants, and Restricted Stock Grant Agreements (i) any director, officer, common law employee, consultant, player or independent contractor of the Company or any Subsidiary or Parent of the Company, (ii) any individual in an effort to induce said individual to become and remain an employee or independent contractor of the Company, or (iii) any other individual or entity the Committee may deem appropriate to receive a Non-Qualified Option or Restricted Stock Grant (so long as the grant of the Non-Qualified Option or Restricted Stock Grant furthers a specific Company purpose and the Committee deems it in the best interests of the Company to grant the Non-Qualified Option or Restricted Stock Grant to said individual or entity). In connection with Incentive Options and the Company's Incentive Stock Option Agreements, the term "Employee" shall include only common law employees of the Company or of any Subsidiary or Parent of the Company.

            (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            (i) "Fair Market Value" shall mean, as of any date, if the Common Stock is publicly traded, the mean between the highest and lowest quoted selling prices of the Common Stock on the date of determination or, if not available, the mean between the bona fide bid and ask prices of the Common Stock on the date of determination. In any situation not covered above, or if there were no sales on the date of determination, the Fair Market Value shall be determined by the Committee by considering the Company's net worth, prospective earning power and dividend-paying capacity, among other factors, in accordance with Section 20.2031-2 of the Federal Estate Tax Regulations. Notwithstanding the foregoing, if the Option or Restricted Stock Grant is granted contemporaneously with an Initial Public Offering of the Company's Common Stock, the Fair Market Value shall be at the price at which the Common Stock is sold in such Initial Public Offering.

            (j) "Incentive Option" shall mean an Option granted under the Plan which is designated as, and qualifies as, an incentive stock option within the meaning of Section 422 of the Code.

            (k) "Incentive Option Agreement" shall mean a written agreement setting forth the terms of an Incentive Option.

            (l) "Non-Qualified Option" shall mean an Option, warrant, or other right to acquire Common Stock granted under the Plan which is designated as a non-qualified stock option or which does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

            (m) "Non-Qualified Option Agreement" shall mean a written agreement setting forth the terms of a Non-Qualified Option.

            (n) "Option" shall mean an Incentive Option, as defined in Section 2(i) hereof, or a Non-Qualified Option, as defined in Section 2(l) hereof, or

            (o) "Optionee" shall mean any Employee who has been granted an Option to purchase shares of Common Stock under the Plan.

            (p) "Parent" shall have the meaning set forth in Section 424(e) of the Code for a "parent corporation."

            (q) "Participant" shall mean any Employee to whom a Restricted Stock Grant has been granted by the Committee under this Plan.

            (r) "Permanent Disability" shall mean termination of employment with the Company, with the consent of the Company, by reason of permanent and total disability within the meaning of Section 22(e)(3) of the Code.

            (s) "Plan" shall mean this 2005 Stock Incentive Plan.

            (t) "Restricted Stock" shall mean shares of Common Stock issued pursuant to a Restricted Stock Grant that are subject to forfeiture provisions or such other conditions as may be determined by the Committee and specified in a Restricted Stock Grant Agreement.

            (u) "Restricted Stock Grant" shall mean any form of grant of Restricted Stock under this Plan.

            (v) "Restricted Stock Grant Agreement" shall mean a written agreement setting forth the terms of a Restricted Stock Grant. (w) "Subsidiary" shall have the meaning set forth in Section 424(f) of the Code.

4.    ADMINISTRATION

            (a) The Plan shall be administered either (i) by the Board, or (ii) in the discretion of the Board, by the Committee appointed by the Board. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies.

            (b) Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote or by written consent of a majority of its members.

            (c) Subject to the provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, to define the terms used therein, to determine the time or times an Option or Restricted Stock Grant may be issued or exercised and the number of shares which may be exercised at any one time, to prescribe, amend and rescind rules and regulations relating to the Plan, to approve and determine the duration of leaves of absence which may be granted to Optionees and Participants without constituting a termination of their employment or other relationship with the Company for purposes of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be conclusive and binding on all Employees and on their guardians, legal representatives and beneficiaries.

            (d) The Company will indemnify and hold harmless, to the fullest extent of the law, the members of the Board and the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct and/or criminal acts of such persons.

            (e) The Company will provide financial information to the Optionees and Participants on the same basis as the Company provides such information to holders of Common Stock, which in any event shall include dissemination of the Company's financial statements at least annually.

5.    NUMBER OF SHARES SUBJECT TO PLAN

      The maximum number of shares to be offered under the Plan shall initially consist of an aggregate of up to 30,000,000 shares of Common Stock, including shares subject to Options converted from stock options to purchase shares of AVP Professional Beach Volleyball Tour, Inc., f/k/a Association of Volleyball Professionals, Inc. pursuant to the Agreement and Plan of Merger, dated June 29, 2004, between such corporation, the Company, and Othnet Sub, Inc. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the shares subject thereto not purchased shall again be available for purposes of this Plan. If any shares attributable to Restricted Stock Grants expire or are otherwise terminated, canceled, surrendered or forfeited, during a calendar year, such shares shall again be available for purposes of this Plan.

6.    ELIGIBILITY AND PARTICIPATION

            (a) The Committee may grant Options or Restricted Stock to such Employees, in such amounts, and subject to such terms and conditions, as the Committee may determine in its sole discretion. The Committee shall determine the Employees to whom Options or Restricted Stock Grants shall be granted, the time or times at which such Options or Restricted Stock Grants shall be granted, and the number of shares to be subject to each Option or Restricted Stock Grant. An Employee who has been granted an Option or Restricted Stock Grant may, if he is otherwise eligible, be granted an additional Option or Options, or Restricted Stock Grant or Restricted Stock Grants, if the Committee shall so determine. Employees may be granted Incentive Options or Non-Qualified Options or both under the Plan; provided, however, that the grant of Incentive Options and Non-Qualified Options to an Employee shall be the grant of separate Options and each Incentive Option and each Non-Qualified Option shall be specifically designated as such.

            (b) In no event shall an Employee be granted in any calendar year, under the Plan and all other plans of the Company or any Subsidiary or Parent, Incentive Options that are first exercisable during any one calendar year for stock with an aggregate Fair Market Value (determined as of the time the option was granted) in excess of One Hundred Thousand Dollars ($100,000).

7.    RESTRICTED STOCK

      The Committee may grant Restricted Stock Grants to such Employees, in such amounts, and subject to such terms and conditions as the Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine. In setting any restrictions on transferability with respect to a Restricted Stock Grant to an Employee who is not an officer or director or a consultant, in no event shall the Committee provide that the restrictions shall lapse over a period of more than five (5) years or at a rate that is less rapid than twenty percent (20%) per year.

      Restricted Stock granted under a Restricted Stock Grant Agreement shall be evidenced by certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may retain physical possession of any such certificates, and the Company may require a Participant awarded Restricted Stock to deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock for so long as the Restricted Stock is subject to a risk of forfeiture.

      Unless otherwise determined by the Committee at the time of a grant, the holder of Restricted Stock shall have the right to vote the Restricted Stock and to receive dividends thereon, unless and until such shares are forfeited.

8.    EXERCISE PRICE OR PURCHASE PRICE

      The exercise price of each optioned share, and the purchase price, if any, of each share of Restricted Stock, covered by this Plan shall be determined by the Committee subject to the following:

            (a) The exercise price of each share covered by each Incentive Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock of the Company on the date the Incentive Option is granted; provided, however, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent, the exercise price of the shares covered by such Incentive Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date the Incentive Option is granted.

            (b) The exercise price of each share covered by each Non-Qualified Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Non-Qualified Stock Option is granted.

            (c) DURATION OF OPTIONS

      Each Option and all rights thereunder shall expire ten years from date of grant, unless the the Committee or the Board of Directors otherwise determines at the time of the grant of the Option; provided, however, in no event shall an Option be exercisable after the expiration of ten (10) years from the date on which the Option is granted, and the Option shall be subject to earlier termination as provided herein; provided, however, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, in no event shall such Incentive Option be exercisable after the expiration of five (5) years from the date the Incentive Option is granted. In the event the Committee does not specify the expiration date of an Option, such Option shall expire on the latest date permitted under this Section 8.

9.    EXERCISE OF OPTIONS

      Except as otherwise determined by the Committee, an Option shall vest and become exercisable on the anniversary of the date of grant of such Option at a rate of twenty-five percent (25%) per year over four (4) years from the date of grant of such Options. In no event shall an Option granted to an Employee who is not an officer or director or consultant, vest and become exercisable over a period of more than five (5) years or at a rate that is less rapid than twenty percent (20%) per year.

      An Optionee may purchase less than the total number of shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than one hundred (100) shares, unless the exercise is during the final year of the Option, and shall not include any fractional shares. As a condition to the exercise, in whole or in part, of any Option, the Committee may in its sole discretion require the Optionee to pay, in addition to the purchase price of the shares covered by the Option, an amount equal to any federal, state and local taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction or otherwise. Furthermore, if any Optionee disposes of any shares of stock acquired by exercise of an Incentive Option prior to the expiration of either of the holding periods specified in Section 422(a)(1) of the Code, the Optionee shall pay to the Company, or, in the Company's discretion, the Company shall have the right to withhold from any payments to be made to the Optionee, an amount equal to any federal, state and local taxes the Committee has determined are required to be paid in connection with the exercise of such Option, in order to enable the Company to claim a deduction or otherwise.

      Notwithstanding the provisions of Section 10, below, at the discretion of the Committee, an Optionee may exercise any Options granted to such Optionee prior to the time at which such Options vest; provided, however, that in connection with such exercise, the Optionee shall receive Restricted Stock with terms, restrictions, forfeiture provisions, and vesting provisions substantially similar to the terms, restrictions, forfeiture provisions, and vesting provisions of the exercised Options.

10.   METHOD OF EXERCISE OF OPTIONS

            (a) To the extent that the right to purchase shares has vested, Options may be exercised from time to time by giving written notice to the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full of the purchase price for the number of shares being purchased and, if applicable, any federal, state or local taxes required to be paid in accordance with the provisions of this Section 10 hereof.

            (b) In the Committee's discretion, payment of the purchase price for the shares with respect to which the Option is being exercised may be made (i) in cash, (ii) by delivering shares of Company Stock owned by the Optionee and having a Fair Market Value on the date of exercise equal to the exercise price of the Options being exercised, (iii) or by any other method of payment that the Company may approve in compliance with applicable laws (and with respect to Incentive Options, in compliance with Code Section 422), including, but not limited to, the delivery by Optionee of an irrevocable direction to a securities broker approved by the Company to sell the Company Stock and to deliver all or part of the sales proceeds to the Company in payment of all or part of the exercise price and any withholding taxes. If requested by the Committee, prior to the acceptance of share certificates in payment for optioned shares, the Optionee, or any other person entitled to exercise the Option, shall supply the Committee with a representation and warranty in writing that he has good and marketable title to the shares represented by the certificates, free and clear of all liens and encumbrances.

            (c) Subject to the approval of the Committee, an Optionee may be permitted to exercise an Option, in whole or in part, with respect to those number of shares determined by dividing (a) the aggregate Fair Market Value of the shares issuable upon exercise of the Option minus the aggregate exercise price of such shares by (b) the Fair Market Value of one share.

            (d) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares for such period as may be required for it to comply, with reasonable diligence, with any applicable listing requirements of any national securities exchange, nationally recognized quotation system, or any federal, state or local law. If an Optionee, or other person entitled to exercise an Option, fails to accept delivery of or fails to pay for all or any portion of the shares requested in the notice of exercise, upon tender of delivery thereof, the Committee shall have the right to terminate his Option with respect to such shares.

            (e) Except where prohibited by law, the Company may make loans to Optionees as the Committee, in its discretion, may determine in connection with the exercise of outstanding Options granted under the Plan. Such loans shall (i) be evidenced by promissory notes entered into by the holders in favor of the Company; (ii) be subject to the terms and conditions set forth in this subsection (d) and such other terms and conditions, not inconsistent with the Plan, as the Committee shall determine; and (iii) bear interest at such rate as the Committee shall determine. In no event may the principal amount of any such loan exceed the purchase price of the shares covered by the Option, or portion thereof, purchased by the Optionee. The initial term of the loan, the schedule of payments of principal and interest under the loan, and the conditions upon which the loan will become payable in the event of the holder's termination of employment, or service relationship, shall be determined by the Committee;

provided, however, that the term of the loan, including extensions, shall not exceed ten (10) years. Unless the Committee determines otherwise, when a loan shall have been made, shares having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a security agreement, the terms of which shall be determined by the Committee, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

11.   NON-TRANSFERABILITY

      No Option or Restricted Stock Grant granted under this Plan shall be assignable or transferable by the Optionee or Participant, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by the Optionee or Participant, except that Non-Qualified Options may also be assigned or transferred by the Optionee by instrument to an inter vivos or testamentary trust in which the Non-Qualified Options are to be passed to beneficiaries upon the death of the trustor (settlor), and by gift to "immediate family" as that term is defined in C.F.R. 240.16a-1(e).

12.   CONTINUANCE OF EMPLOYMENT

      Nothing contained in this Plan or in any Option or Restricted Stock Grant granted under this Plan shall confer upon any Optionee or Participant any rights with respect to the continuation of his employment, or service relationship, by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Optionee or Participant from the rate in existence at the time of the grant or authorization of an Option or Restricted Stock Grant.

13.   TERMINATION OF EMPLOYMENT OTHER THAN BY DEATH OR PERMANENT DISABILITY

      Except as the Committee may determine otherwise with respect to any Non-Qualified Options granted hereunder: If an Optionee ceases to be an Employee for any reason other than his death or Permanent Disability, any Options granted to him under the Plan shall terminate three (3) months from the date on which such Optionee terminates his employment (whether voluntarily or involuntarily) unless, unless the Board of Directors or the Committee shall otherwise determine, or such Optionee has been rehired by the Company and is an Employee on such date. During such three (3) month period, an Optionee may exercise any Option granted to him but only to the extent such Option was exercisable on the date of termination of his employment and provided that such Option has not expired or otherwise terminated as provided herein. The decision as to whether a termination for a reason other than death or Permanent Disability has occurred shall be made by the Committee, whose decision shall be final and conclusive. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for purposes of this Section, but no Option may be exercised during any such leave of absence, except during the first three (3) months thereof. In no event shall the Committee establish a required period in which to exercise an Option following termination of employment, other than by death or Permanent Disability, which is less than thirty (30) days following any such termination of employment.

14.   DEATH OR PERMANENT DISABILITY OF OPTIONEE OR PARTICIPANT

      Except as the Committee may determine otherwise with respect to any Non-Qualified Options granted hereunder: If an Optionee shall die at a time when he is employed by the Company or if the Optionee shall cease to be an Employee by reason of Permanent Disability, any Option granted to him under this Plan shall terminate one year after the date of his death or termination of employment due to Permanent Disability unless by its terms it shall expire before such date or otherwise terminate as provided herein, and shall only be exercisable to the extent that it would have been exercisable on the date of his death or his retirement due to Permanent Disability. In the case of death, the Option may be exercised by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution. The decision as to whether a termination by reason of Permanent Disability has occurred shall be made by the Committee, whose decision shall be final and conclusive.

15.   STOCK NOT FOR DISTRIBUTION

      Each Optionee or Participant shall, by accepting the grant of an Option or Restricted Stock Grant under this Plan, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon exercise of the Option or grant of the Restricted Stock Grant will be received and held without a view to distribution except as may be permitted by the Act, and the rules and regulations promulgated thereunder. After each notice of exercise of any portion of an Option or grant of a Restricted Stock Grant, if requested by the Committee, the person entitled to exercise the Option or granted the Restricted Stock Grant must agree in writing that the shares of stock are being acquired in good faith without a view to distribution except as may be permitted by the Act and the rules and regulations promulgated thereunder.

16.   PRIVILEGES OF STOCK OWNERSHIP

      No person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a shareholder of the Company with respect to any shares of Common Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or distributions of rights in respect of such shares if the record date is prior to the date on which such person becomes the holder of record, except as provided in Section 17 hereof.

17.   ADJUSTMENTS

            (a) If the number of outstanding shares of Common Stock of the Company are increased or decreased through reorganization, merger, reverse merger, recapitalization, reclassification, stock dividend, distribution, stock split, reverse split, combination of shares or other similar transaction, the aggregate number of shares of Common Stock subject to the Plan as provided in
Section 4 hereof and the shares of Common Stock subject to issued and outstanding Options, and Restricted Stock Grants under the Plan, as well as the price per share of Common Stock covered by each such outstanding Option or Restricted Stock Grant, shall be appropriately and proportionately adjusted by the Committee.

            (b) Notwithstanding the provisions of subsection (a) of this section, and subject to any agreement to the contrary, upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the assets of the Company or of more than 50% of the then outstanding stock of the Company to another corporation or entity, the Plan and each outstanding Option and Restricted Stock Grant shall terminate; provided, however, that: (i) each Option and Restricted Stock Grant for which no equivalent option or restricted stock grant has been tendered or permitted by the surviving corporation in accordance with all of the terms of provision (ii) immediately below shall become fully exercisable subject to the provisions of Sections 9(b) and (c) hereof within 30 days before the effective date of such dissolution, liquidation, merger, consolidation or sale of stock or assets in which the Company is not the surviving corporation; or (ii) in its sole and absolute discretion, the surviving corporation may, but shall not be obligated to, tender to any Optionee or Participant an equivalent option or restricted stock grant to acquire shares of the surviving corporation or acquiring corporation, and such new option or restricted stock grant shall contain such terms and provisions as shall be required substantially to preserve the rights and benefits of any Option or Restricted Stock Grant then outstanding under this Plan.

            (c) Adjustments under this section shall be made by the Committee as required by applicable law and the Committee's determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan or in connection with any such adjustment.

18.   AMENDMENT AND TERMINATION OF PLAN

            (a) The Board may from time to time, with respect to any shares at the time not subject to Options or Restricted Stock Grants suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment to the Plan shall be approved by a majority of the shareholders of the Company if the amendment would (i) materially increase the benefits accruing to Optionees or Participants under the Plan; (ii) increase the number of shares of Common Stock which may be issued under the Plan, except as permitted under the provisions of Section 17 hereof; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

            (b) No amendment, suspension or termination of the Plan shall, without the consent of the Optionee or Participant, alter or impair any rights or obligations under any Option or Restricted Stock Grant theretofore granted to such Optionee or Participant under the Plan.

            (c) The terms and conditions of any Option granted to an Optionee, or Restricted Stock Grant granted to a Participant, under the Plan may be modified or amended only by a written agreement executed by the Optionee or Participant and the Company; provided, however, that if any amendment or modification of an Incentive Option would constitute a "modification, extension or renewal" within the meaning of Section 424(h) of the Code, such amendment shall be null and void unless the amendment contains an acknowledgment by the parties substantially in the following form: "The parties hereto recognize and agree that this amendment constitutes a modification, renewal or extension, within the meaning of Section 424(h) of the Code, of the option originally granted ________."

19.   EFFECTIVE DATE OF PLAN

      This Plan shall become effective upon adoption by the Board and approval by the Company's shareholders; provided, however, that prior to approval of the Plan by the Company's shareholders, but after adoption by the Board, Restricted Stock Grants and Options may be granted under the Plan subject to obtaining such shareholders' approval. Notwithstanding the foregoing, such shareholders' approval must occur no later than twelve (12) months after the date of adoption of the Plan by the Board.

20.   TERM OF PLAN

      No Option or Restricted Stock Grant shall be granted pursuant to the Plan after ten (10) years from the earlier of the date of adoption of the Plan by the Board or the date of approval of the Plan by the Company's shareholders.

21.   MARKET STAND-OFF

      In connection with any initial public offering or PIPE before the Common Stock shall be listed for quotation on the Nasdaq Stock Market or a stock exchange or the public offering of Common Stock in connection with which the Common Stock shall first be listed for such quotation, an Optionee or Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares under the Plan without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters, provided, however, that in no event shall such period exceed one hundred eighty (180) days.

22.   OPTION OR RESTRICTED STOCK GRANT AGREEMENTS

      Options and Restricted Stock Grants under this Plan shall be evidenced by an agreement as shall be approved by the Committee that sets forth the terms, conditions and limitations of the Option or Restricted Stock Grant. The Committee may amend agreements theretofore entered into, either prospectively or retroactively, including, but not limited to, the acceleration of vesting of an Option or Restricted Stock Grant and the extension of time to exercise an Option, except that no such amendment shall affect the Option or Restricted Stock Grant in a materially adverse manner without the consent of the Optionee or Participant.

23.   LEGENDS

      All certificates for shares delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, nationally recognized quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws, or as may otherwise be appropriate to administer the Plan, and the Committee may cause a legend or legends to be placed on such certificates to evidence such restrictions and the restrictions set forth in this Plan.

24.   COMPLIANCE WITH LAW

      The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Common Stock under Restricted Stock Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.

25.   GOVERNING LAW

      The Plan shall be governed and construed in accordance with the laws of the State of Delaware and the Code.

      Following up on yesterday's press release (see our Bulletin No. 05-50), the Senate Finance Committee has released legislative language that would impose a 100 percent excise tax on the acquisition cost of what is generally known in the life insurance world as investor-owned life insurance ("IOLI"). The proposed legislation would be effective for contracts issued after May 3, 2005. However, contracts in existence on that date, if described in the legislation, would have to report to the Secretary of the Treasury such information as the Secretary shall prescribe in regulations.

PROXY                                                                      PROXY

                                    AVP, INC.

               6100 Center Drive, Suite 900, Los Angeles, CA 90045 This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement and appoints Leonard Armato, Bruce Binkow, and Andrew Reif, and each of them, with full power of substitution, the Proxy of the undersigned, to vote all shares of AVP, Inc. (the "Company") held of record by the undersigned as of the close of business on July 6, 2005, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on August 23, 2005, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

1. To elect the following directors to serve until the 2006 Annual Meeting of Stockholders or until their respective successors are elected and qualified:

            |_| FOR ALL         |_| WITHHOLD AUTHORITY FOR ALL

      Leonard Armato, Bruce Binkow, Philip Guarascio, Scott Painter, Jeffrey Wattenberg, and Roger L. Werner

      To withhold authority to vote for any individual nominee, check the box marked "For All" above and write the nominee's name in the space provided here:

2. To ratify the board of director's selection of Mayer Hoffman McCann, P.C. to serve as the Company's independent accountants for the fiscal year ending December 31, 2005.

            |_| FOR             |_| AGAINST             |_| ABSTAIN

3. To amend the Certificate of Incorporation of the Company to increase the authorized number of shares of Common Stock from 40,000,000 shares to 300,000,000 shares.

            |_| FOR             |_| AGAINST             |_| ABSTAIN

4. To amend the Company's Certificate of Incorporation effecting a reverse stock split of the outstanding Common Stock, changing ten outstanding shares into one share.

            |_| FOR             |_| AGAINST             |_| ABSTAIN

5. To amend the Company's Certificate of Incorporation decreasing the authorized number of shares of Common Stock from 300,000,000 shares to 80,000,000 shares and restate the Certificate of Incorporation.

            |_| FOR             |_| AGAINST             |_| ABSTAIN

6.    To approve the Company's 2005 Stock Incentive Plan.

            |_| FOR             |_| AGAINST             |_| ABSTAIN

7. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FOR THE 2005 ANNUAL MEETING.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS IN SPACE PROVIDED.

            |_| NEW ADDRESS:

NOTE: Please sign exactly as name(s) appear(s). When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.


Signature:                                           Dated:
           ---------------------------------


Signature:                                           Dated:
           ---------------------------------